Exhibit 99.4
CAPITAL SOLUTIONS MONTHLY INCOME FUND, L.P.
TABLE OF CONTENTS

Financial Statements

Balance Sheets	F-2

Statements of Operations	F-3

Statements of Cash Flows	F-4

Notes to Financial Statements	F-5 & F-12

F1

CAPITAL SOLUTIONS MONTHLY INCOME FUND, L.P.
BALANCE SHEETS

	March 31	December 31,
	2009	2008
	(Unaudited)	(Audited)
ASSETS
Assets
Cash	$5,283,380	$1,564,979
Interest receivable	59,673	13,720
Accounts receivable	4,833	7,449
Inventory	22,695	30,018
Notes receivable, net of allowance	2,447,990	3,131,502
Real estate held for sale - seller financed	3,697,000	3,697,000
Real estate held for sale	61,990,394	62,173,609
Deposits and other assets	830,411	807,047

Total assets	$74,336,376	$71,425,324

LIABILITIES

Current Liabilities
Accounts payable and other current liabilities	$151,424	$20,472
Accrued liabilities	344,804	53,461
Accrued advisory fees	836,776	508,626
Accrued interest payable	1,932,601	1,754,873
Deferred interest income	—	13,658
Accrued distribution fees to limited partners	218,712	572,958
Notes payable	44,732,723	21,506,406

Total liabilities	48,217,040	24,430,454

PARTNERS’ CAPITAL

General partner’s capital	—	—
Limited partners’ capital	26,119,336	46,994,870

Total partners’ capital	26,119,336	46,994,870

Total liabilities and partners’ capital	$74,336,376	$71,425,324

The accompanying notes are an integral part of these financial statements

F2

CAPITAL SOLUTIONS MONTHLY INCOME FUND, L.P.
STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months
	Ended March 31,	For the Three Months
	2009	Ended March 31, 2008
REVENUES
Interest on investments in loans	$87,489	$1,545,576
Loan fee accreation income - related party	—	215,693
Interest on cash and cash equivilants	98	10,035

TOTAL REVENUE	87,587	1,771,304

EXPENSES
Interest expense	591,372	—
Professional fees	212,697	50,670
Advisory fees	545,563	234,616
Distribution fees - related party	230,770	689,180
Administration, fund accounting and custody fees	304,709	23,193

TOTAL EXPENSES	1,885,111	997,659

OTHER INCOME AND (EXPENSE)
Revenue related to real estate held for sale	186,950	—
Expensese related to real estate held for sale	(99,603)	—

TOTAL OTHER INCOME AND EXPENSE	87,347	—

NET INCOME	$(1,710,177)	$773,645

The accompanying notes are an integral part of these financial statements

F3

CAPITAL SOLUTIONS MONTHLY INCOME FUND, L.P.
STATEMENTS OF CASH FLOW
(Unaudited)

	For the Three	For the Three
	Months Ended	Months Ended
	March 31, 2009	March 31, 2008
CASH FLOWS FROM OPERATING ACTIVITIES

Net income	$(1,710,177)	$773,645
Changes in operating assets and liabilities
Accounts receivable	2,616	—
Interest receivable	(45,953)	486,764
Inventory	7,323	—
Deposits	(36,198)	—
Accounts payable	422,295	(85,279)
Accrued advisory fees	328,150	144,617
Accrued distribution fees	—	(86,727)
Accrued distribution fees - limited partner	(354,246)	40,049
Accrued interest payable	177,728

Net cash flows used in operating activities	(1,208,462)	1,273,069

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in credit facility	—	(6,949,827)
Proceeds from notes receivable	682,688	—
Proceeds from the sale of real estate	183,215	—

Net cash flows used in investing activities	865,903	(6,949,827)

CASH FLOWS FROM FINANCING ACTIVITIES
Capital contributions	—	9,345,538
Capital distributions	(980,276)	(1,312,901)
Principal payments on notes payable	(522,500)	—
Proceeds from Series 1 Notes	5,563,736	—

Net cash flows from financing activities	4,060,960	8,032,637

Net Change in Cash and Cash Equivalents	3,718,401	2,355,879

Cash and Cash Equivalents - Beginning of Period	1,564,979	3,162,455

Cash and Cash Equivalents - End of Period	$5,283,380	$5,518,334

Supplemental disclosure of cash flow investing activities Cash paid for interest	$—	$—

Supplemental disclosure of non-cash investing activities Conversion of limited partner interests into Series 1 Notes	$18,185,081	$—

The accompanying notes are an integral part of these financial statements

F4

CAPITAL SOLUTIONS MONTHLY INCOME FUND, L.P.
Notes to Financial Statements
(Unaudited)
NOTE 1 – Nature of Operations and Summary of Significant Accounting Policies
Condensed Financial Statements
The accompanying condensed unaudited financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles for interim financial statements and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission. In the opinion of management, the accompanying unaudited financial statements reflect all adjustments consisting of normal recurring adjustments necessary for a fair presentation of its financial position and results of operations. Interim results of operations are not necessarily indicative of the results that may be achieved for the full year. The financial statements and related notes do not include all information and footnotes required by U.S. generally accepted accounting principles for annual reports. This quarterly report should be read in conjunction with the financial statements included in the Company’s initial report on Form 8-K/A filed on September 17, 2009 with the U.S. Securities and Exchange Commission for the year ended December 31, 2008.
Nature of Business
Capital Solutions Monthly Income Fund, L.P. (formerly Hennessey Financial Monthly Income Fund, LP) (the “Partnership”), a Delaware limited partnership, was formed on November 4, 2004. The Partnership was formed to achieve advantageous rates of return through purchasing secured, but subordinated, notes relating to the financing of residential and commercial real estate development, construction, and investment property. In August 2008, the Partnership executed an Amendment to the Certificate of Limited Partnership to change its name from Hennessey Financial Monthly Income Fund, LP to Capital Solutions Monthly Income Fund, L.P.
In June 2008, the Partnership foreclosed on a credit facility and now has ownership to the properties funded by Hennessey Financial LLC, subject to senior lenders. The majority of assets foreclosed on were real estate held in the form of single purpose LLCs. During November 2008, CS Midwest, LLC and CS Southeast, LLC were formed for the purpose of holding certain assets and related liabilities obtained through the foreclosure. These single purpose entities are wholly owned by the Capital Solutions Monthly Income Fund, L.P. Included in the assets obtained in the foreclosure and currently held by CS Southeast, LLC is the Cape Haze Marina which is currently an operating marina located in Florida.
In August 2008, the managers of the General Partner changed from Jeff Gardner to Mike Bozora and Tim Redpath, owners of the Investment Manager.
In October 2008, Mike Bozora and Tim Redpath resigned as managers of the General Partner. During this period, Todd Duckson became President and Manager of the General Partner. Additionally, the former Investment Manager sold certain beneficial management rights in the Investment Management Agreement (see “Advisory Fees” in Note 7), to Transactional Finance Fund Management, LLC, an entity owned by Mr. Duckson.
In November 2008, Jeff Gardner assigned 100% of his membership interest in the General Partner to Transactional Finance, LLC, an entity owned by Todd Duckson, and increased the advisory fee from 1% to 2%, through an amendment to the Investment Management Agreement.
The General Partner of the Partnership is CS Fund General Partner, LLC (formerly Hennessey Financial Fund General Partner, LLC) (the “General Partner”) and the Investment Manger of the Partnership is Capital Solutions Management, LP (the “Investment Manager”). In November 2008, the General Partner executed an Amendment to the Certificate of Limited Partnership to change its name from Hennessey Financial Fund General Partner, LLC to CS Fund General Partner, LLC.
The term of the Partnership shall continue until one year after all of the Partnership’s portfolio selections and idle funds have been distributed. However, the General Partner may, in its sole and absolute discretion, extend the term for up to two one-year periods in order to permit an orderly dissolution of the Partnership.

F5

CAPITAL SOLUTIONS MONTHLY INCOME FUND, L.P.
NOTE 1 – Nature of Operations and Summary of Significant Accounting Policies (continued)
The consolidated financial statements include the accounts of us and our wholly owned taxable subsidiaries Southeast, LLC and Midwest, LLC. All significant inter-company transactions and balances have been eliminated in consolidation.
Summary of Significant Accounting Policies
Basis of Accounting – The financial statements of the Company have been prepared in accordance with the accounting principles generally accepted in the United States of America (GAAP). The Partnership uses the accrual method of accounting for financial reporting purposes.
Cash and cash equivalents – The Partnership defines cash and cash equivalents as highly liquid, short-term investments with a maturity at the date of acquisition of three months or less. The Partnership maintains its cash in high quality financial institutions and money market funds. The balances, at times, may exceed insured limits.
Management’s Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Investment and Credit Facility Income – Interest is recognized as revenue when earned according to the terms of the loans, using the effective interest method. The Partnership does not accrue interest income on loans once they are determined to be impaired. A loan is impaired when based on current information and events, it is probable that we will be unable to collect all amounts due according to the contractual terms of the loan agreement or when the payment of interest is 90 days past due. Cash receipts will be allocated to interest income, except when such payments are specifically designated by the terms of the loan as principal reduction or when management does not believe the investment in the loan is fully recoverable. Interest is recognized on impaired loans on the cash basis method.
We may from time to time acquire or sell investments in real estate loans from or to our manager or other related parties pursuant to the terms of our Management Agreement without a premium. The primary purpose is to either free up capital to provide liquidity for various reasons, such as loan diversification, or place excess capital in investments to maximize the use of our capital. Selling or buying loans allows us to diversify our loan portfolio within these parameters. Due to the short-term nature of the loans we make and the similarity of interest rates in loans we normally would invest in, the fair value of a loan typically approximates its carrying value. Accordingly, discounts or premiums typically do not apply upon sales of loans and therefore, generally no gain or loss is recorded on these transactions, regardless of whether to a related or unrelated party.
Investments in real estate loans are secured by deeds of trust or mortgages. Generally, our real estate loans require interest only payments with a balloon payment of the principal at maturity. We have both the intent and ability to hold real estate loans until maturity and therefore, real estate loans are classified and accounted for as held for investment and are carried at amortized cost. Loans sold to or purchased from affiliates are accounted for at the principal balance and no gain or loss is recognized by us or any affiliate. Loan-to-value ratios are initially based on appraisals obtained at the time of loan origination and are updated, when new appraisals are received or when management’s assessment of the value has changed, to reflect subsequent changes in value estimates. Such appraisals are generally dated within 12 months of the date of loan origination and may be commissioned by the borrower.
Loans that have been modified from their original terms are evaluated to determine if the loan meets the definition of a Troubled Debt Restructuring (“TDR”) in accordance with Statement of Financial Accounting Standards (“FAS”) 15, Accounting by Debtor and Creditors for Troubled Debt Restructurings and FAS 114 Accounting by Creditors for Impairment of a Loan – an amendment of FASB Statements No. 5 and 15 . When the Company modifies the terms of an existing loan that is considered a TDR, it is considered performing as long as it is in compliance with the modified terms of the loan agreement. If the modification calls for deferred interest, it is recorded as interest income as cash is collected.

F6

CAPITAL SOLUTIONS MONTHLY INCOME FUND, L.P.
NOTE 1 – Nature of Operations and Summary of Significant Accounting Policies (continued)
Allowance for Doubtful Collection of Credit Facility
The Partnership maintains an allowance for loan losses on our investments in real estate loans for estimated credit impairment. The General Partner estimates of losses is based on a number of factors including the types and dollar amounts of loans in the portfolio, adverse situations that may affect the borrower’s ability to repay, prevailing economic conditions and the underlying collateral securing the loan. Additions to the allowance are provided through a charge to earnings and are based on an assessment of certain factors, which may indicate estimated losses on the loans. Actual losses on loans are recorded as a charge-off or a reduction to the allowance for loan losses. Generally, subsequent recoveries of amounts previously charged off are added back to the allowance and included as income.
Estimating allowances for loan losses requires significant judgment about the underlying collateral, including liquidation value, condition of the collateral, competency and cooperation of the related borrower and specific legal issues that affect loan collections or taking possession of the property.
Additional facts and circumstances may be discovered as the General Partner’s efforts in the collection and foreclosure processes. This additional information often causes management to reassess its estimates. In recent years, we have revised estimates of our allowance for loan losses. Circumstances that may cause significant changes in our estimated allowance include, but are not limited to:
•	Declines in real estate market conditions, which can cause a decrease in expected market value;

•	Discovery of undisclosed liens for community improvement bonds, easements and delinquent property taxes;

•	Lack of progress on real estate developments after we advance funds. We customarily utilize disbursement agents to monitor the progress of real estate developments and approve loan advances. After further inspection of the related property, progress on construction occasionally does not substantiate an increase in value to support the related loan advances;

•	Unanticipated legal or business issues that may arise subsequent to loan origination or upon the sale of foreclosed property; and

•	Appraisals, which are only opinions of value at the time of the appraisal, may not accurately reflect the value of the property.
Real Estate Held for Sale
Real estate held for sale includes real estate acquired through foreclosure and will be carried at the lower of the recorded amount, inclusive of any senior indebtedness, or the property’s estimated fair value, less estimated costs to sell, with fair value based on appraisals and knowledge of local market conditions. While pursuing foreclosure actions, we seek to identify potential purchasers of such property. It is not our intent to invest in or own real estate as a long-term investment. In accordance with FAS 144 – Accounting for the Impairment or Disposal of Long Lived Assets (“FAS 144”), we generally seek to sell properties acquired through foreclosure as quickly as circumstances permit. The carrying values of real estate held for sale are assessed on a regular basis from updated appraisals, comparable sales values or purchase offers.
Management classifies real estate held for sale when the following criteria are met:
•	Management commits to a plan to sell the properties;

•	The property is available for immediate sale in its present condition subject only to terms that are usual and customary;

F7

CAPITAL SOLUTIONS MONTHLY INCOME FUND, L.P.
NOTE 1 – Nature of Operations and Summary of Significant Accounting Policies (continued)
•	An active program to locate a buyer and other actions required to complete a sale have been initiated;

•	The sale of the property is probable;

•	The property is being actively marketed for sale at a reasonable price; and

•	Withdrawal or significant modification of the sale is not likely.
Classification of Operating Results from Real Estate Held for Sale
FAS 144 generally requires operating results and cash flows from long lived assets held for sale to be classified as discontinued operations as a separately stated component of net income. Our operations related to real estate held for sale are separately identified in the accompanying consolidated statements of income.
Allocation of Profits and Losses – In accordance with the terms of the Limited Partnership Agreement, profits are first allocated to the extent of prior period losses to offset any losses previously allocated. Once losses have been offset, 100% of profits are allocated to the Limited Partners in proportion to their priority distributions until the aggregate profits allocated equal their priority distributions.
Thereafter, all remaining unallocated profits are allocated to the General Partner. Losses are first allocated among the Limited Partners having positive capital account balances in the amounts of and in proportion to the positive capital account balances. Thereafter, all remaining unallocated losses are allocated to the General Partner.
The economic structure and up-front costs associated with many of the Partnership’s loan transactions cause a capital deficit for the Partnership’s General Partner. Such transactions have been structured to reverse the capital deficit in subsequent years to an amount that is expected to ultimately provide minimal gains and losses for the General Partner.
Priority Distribution – In accordance with the terms of the Limited Partnership Agreement, the General Partner makes a priority distribution to the Limited Partners equal to 1% of the Limited Partner’s net investment on a monthly basis. Monthly distributions are generally made by the 15th day of the month following the end of the previous month in which the priority distribution accrues. All distributions are made in cash. At December 31, 2008 the Partnership had accrued distributions of $572,958.
Organizational and Syndication Costs – Organizational costs incurred in the formation of the Partnership are expensed as incurred. Syndication costs incurred in connection with the offering of limited partnership interests are reflected as a reduction of the General Partner’s capital unless the capital balance of the General Partner is not positive. In this case, these costs are Total syndication costs were $1,522,750 for the year ended December 31, 2008.
Income Taxes – The Partnership is not a taxpaying entity for federal and state income tax purposes. Each partner’s allocable share of the Partnership’s taxable income or loss is taxed on the partner’s income tax returns. Therefore, no provision or liability for federal or state income taxes has been included in the financial statements.
Fair Value Disclosures
On January 1, 2008, we adopted FAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities-Including an amendment of FASB Statement No. 115 (“FAS 159”). FAS 159 permits companies to choose to measure certain financial assets and liabilities at fair value (the “fair value option”). If the fair value option is elected, any upfront costs and fees related to the item must be recognized in earnings and cannot be deferred, e.g. debt issue costs. The fair value election is irrevocable and may generally be made on an instrument-by-instrument basis, even if a company has similar instruments that it elects not to fair value. At the adoption date, unrealized gains and losses on existing items for which fair value has been elected are reported as a cumulative adjustment to beginning retained earnings.

F8

CAPITAL SOLUTIONS MONTHLY INCOME FUND, L.P.
NOTE 1 – Nature of Operations and Summary of Significant Accounting Policies (continued)
On January 1, 2008, we also adopted FAS No. 157, Fair Value Measurements (“FAS 157”), as required for financial assets and liabilities, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. In February 2008, the FASB issued FASB Staff Position No. 157-2, a one-year deferral of FAS 157’s fair value measurement requirements for non-financial assets and liabilities that are not required or permitted to be measured at fair value on a recurring basis. The adoption of FAS 157 for our financial assets and liabilities did not have a material impact on our consolidated financial statements. We do not expect the adoption of FAS 157 as it pertains to non-financial assets and liabilities to have a material impact on our consolidated financial statements.
Under FAS 157, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e. “the exit price”) in an orderly transaction between market participants at the measurement date. In determining fair value, the Company uses various valuation approaches, including quoted market prices and discounted cash flows. FAS 157 also establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from independent sources. Unobservable inputs are inputs that reflect a company’s judgment concerning the assumptions that market participants would use in pricing the asset or liability developed based on the best information available under the circumstances. The fair value hierarchy is broken down into three levels based on the reliability of inputs as follows:
•	Level 1 – Valuations based on quoted prices in active markets for identical instruments that the Company is able to access. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these products does not entail a significant degree of judgment.

•	Level 2 – Valuations based on quoted prices in active markets for instruments that are similar, or quoted prices in markets that are not active for identical or similar instruments, and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets.

•	Level 3 – Valuations based on inputs that are unobservable and significant to the overall fair value measurement, which utilize the Company’s estimates and assumptions.
If the volume and level of activity for an asset or liability have significantly decreased, we will evaluate our fair value estimate in accordance with FSP FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (“FSP FAS 157-4”). FSP FAS 157-4 became effective for interim and annual reporting periods ending after June 15, 2009. In addition, since we are a publicly traded company, we are required, by FSP FAS 107-1 and ABP 28-1, “Interim Disclosure about Fair Value of Financial Instruments”, to make our fair value disclosures for interim reporting periods.
In December 2007, the Accounting Standards Board (“FASB”) issued Financial Accounting Statement (“SFAS”) No. 141 (revised 2007), “Business Combinations” (“SFAS 141R”). SFAS 141R establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree, and the goodwill acquired. SFAS 141R also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. SFAS 141R is effective for the Partnership with respect to business combinations for which the acquisition date is on or after January 1, 2009. The Partnership is currently evaluating the potential impact, if any, of the adoption of SFAS 141R on the consolidated financial position, results of operations, and disclosures.
In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51” (“SFAS 160”). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest, and the valuation of retained noncontrolling equity investments when a subsidiary is

F9

CAPITAL SOLUTIONS MONTHLY INCOME FUND, L.P.
NOTE 1 – Nature of Operations and Summary of Significant Accounting Policies (continued)
deconsolidated. SFAS 160 also establishes disclosure requirements that clearly identify and distinguish between the interests of the parent and the interests of noncontrolling owners. SFAS 160 is effective for the Partnership as of January 1, 2009. The Partnership is currently evaluating the potential impact, if any, of the adoption of SFAS 160 on the consolidated financial position, results of operations, and disclosures.
In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB Statement No. 133.” This statement is intended to enhance the current disclosure framework in SFAS No. 133. Under SFAS No. 161, entities will have to provide disclosures about (a) how and why and entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations, and (c), how derivative instruments and related hedged items effect an entity’s financial position, financial performance and cash flows. SFAS No. 161 is effective for all financial statements issued for fiscal and interim periods beginning after November 15, 2008. Since the
Company does not currently have any derivative instruments, nor does it engage in hedging activities, the Company expects to have no significant financial impact as a result of adoption of SFAS No. 161.
In May 2008, FASB issued Financial Accounting Statement (“SFAS”) No. 162, “The Hierarchy of Generally Accepted Accounting Principles (“GAAP”). The GAAP hierarchy is currently set forth in the American Institute of Certified Public Accountants (“AICPA”) Statement on Auditing Standards No. 69, the Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. Auditing Standards No. 69 is (1) directed to the auditor, (2) is complex, and (3) ranks FASB Statements of Financial Accounting Concepts, which are subject to the same level of due process as the FASB Statements of Financial Accounting Statements, below industry practices that are widely recognized as generally accepted but that are not subject to due process. The Board believes the GAAP hierarchy should reside in the accounting literature established by the FASB and instead of being directed to the auditor, should be directed to entities since they are responsible for selecting accounting principles for financial statements that are presented in accordance with GAAP. This statement is to become effective 60 days following the Security and Exchange Commission’s (“SEC”) approval of the Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. The Company does not expect any significant financial impact upon adoption of SFAS No. 162.

F10

CAPITAL SOLUTIONS MONTHLY INCOME FUND, L.P.
NOTE 2 – Real Estate Held For Sale
At March 31, 2009, we held 8 properties with a total carrying value of approximately $63 million, which were acquired through foreclosure and recorded as investments in real estate held for sale. The summary below includes each property held for sale which is wholly owned by the Capital Solutions Monthly Income Fund, L.P. Our investments in real estate held for sale are accounted for at the lower of cost or fair value less costs to sell with fair value based on appraisals and knowledge of local market conditions. It is our intent to hold the marina property and maximize our investment. However, it is not our intent to invest in or own real estate as a long term investment. We seek to sell our properties held for sale as quickly as possible taking into account current economic conditions. Set forth below is a summary of investments in real estate held for sale as of March 31, 2009

	As of December	As of March 31,	Increase
	31, 2008	2009	(Decrease
Marina at Cape Haze, LLC	$45,255,684	$45,255,684	$—
Gulf Lakes, LLC	7,878,710	7,878,710	—
Fuji Ya - The Wave	5,000,000	5,000,000	—
Oak Vista, LLC	1,530,000	1,530,000	—
SLP of Spring Lake Garden LLC	1,050,000	1,050,000	—
Fargaz Meadows Townhomes, LLC	826,000	826,000	—
Reserve at Royal Oaks, LLC	433,215	250,000	183,215
Wrights Crossing, LLC	200,000	200,000	—

	$62,173,609	$61,990,394	$183,215

The decrease in real estate held for sale in 2009 was a result of the sale of a portion of the Reserve at Royal Oaks, LLC.
NOTE 3 – Series 1 Notes Payable
During the first quarter of 2009, the Company converted limited partner interests into unsecured Series 1 Notes payable (Notes) of $18,185,080. Additional Notes were issued in the amount of $5,564,337. Total Notes outstanding as of March 31, 2009 was $23,748,817. The Notes mature in four years (2013) and pay interest monthly at an annual rate of ten percent.

F11

CAPITAL SOLUTIONS MONTHLY INCOME FUND, L.P.
NOTE 4 – Subsequent Events
In June of 2009 a definitive merger agreement was entered into by True North Finance Corporation and CS Fund General Partner, LLC. The merger was completed on June 30, 2009. Pursuant to the terms of the Merger, the equity holder of CS Fund General Partner, LLC (Transactional Finance, LLC) acquired 37,331,993 shares of common stock constituting 70% of voting control of True North Finance Corporation. CS Fund General Partner, LLC is the general partner of Capital Solutions Monthly Income Fund, L.P. Also on June 30, 2009 True North Finance Corporation issued 40,000 shares of Preferred stock to Capital Solutions Monthly Income Fund, L.P. in exchange for limited partner interest. 37,320 shares of preferred stock was simultaneously distributed to the limited partners in complete liquidation of their capital accounts.
Certain limited partners indicated an interest in converting their limited partner interests to Series 1 Notes. Accordingly, they did not receive preferred stock and remained as limited partners on June 30, 2009. They are reflected on the balance sheet as non-controlling interests. In July, their limited partnership interests were liquidated in exchange for Series 1 Notes. After the acquisition of the limited partner interests, True North Finance Corporation owns 100% of total limited partner’s interest in the partnership. As a result of these transactions, the Company obtained control of Capital Solutions Monthly Income Fund, L.P and True North Finance Corporation.
As a result of accounting for the Merger as a reverse acquisition, True North Finance Corporation’s assets and liabilities and Capital Solutions Monthly Income Fund, L.P.’s assets and liabilities as of June 30, 2009, the closing date of the Merger, have been incorporated into CS Fund General Partner, LLC’s balance sheet based on the fair values of the net assets acquired, which equaled the consideration paid for the acquisition. SFAS No 141R requires an allocation of the acquisition consideration to the individual assets and liabilities. Further, the Company’s operating results (post-Merger) include CS Fund General Partner, LLC operating results prior to the date of the closing and the results of the combined entity following the closing of the Merger.
Although CS Fund General Partner, LLC was considered the acquiring entity for accounting purposes, the Merger was structured so that CS Fund General Partner, LLC became a wholly owned subsidiary of True North Finance Corporation.”

F12